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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 21, 2000, except for Note 16, as to which the date is June 13, 2000, relating to the consolidated financial statements, which appears in NetScout Systems, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2000. We also consent to the incorporation by reference of our report dated April 21, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/PricewaterhouseCoopers LLP


Boston, Massachusetts
January 2, 2001